                                                                      EXHIBIT 11


                            DURAKON INDUSTRIES, INC.
                       CALCULATION OF EARNINGS PER SHARE
                                  (UNAUDITED)



                                                        (In thousands, except per
                                                              share amounts)

                                                         Three Months Ended Sept 30,
                                                         ---------------------------
                                                              1996         1995
                                                              ----         ----
Net earnings available to common stockholders                $1,932       $  925
                                                             ======       ======
Primary

    Average number of shares oustanding                       6,555        6,520

    Add:  Dilutive effect of stock options based
              upon treasury stock method                        116          166
                                                             ------       ------

          Total                                               6,671        6,686
                                                             ======       ======

          Per share amount                                   $ 0.29       $ 0.14
                                                             ======       ======

Fully diluted

    Average number of shares outstanding                      6,555        6,520

    Add:  Dilutive effect of stock options based
              upon treasury stock method                        104          168
                                                             ------       ------
          Total                                               6,659        6,688
                                                             ======       ======

          Per share amount                                   $ 0.29       $ 0.14
                                                             ======       ======





 Note:  This calculation is required by Regulation S-K, Item 601, and is filed as an exhibit under Item 6(b) of Form 10-Q.

                                                                      EXHIBIT 11
                                                                        (cont'd)
                            DURAKON INDUSTRIES, INC.
                       CALCULATION OF EARNINGS PER SHARE
                                  (UNAUDITED)




                                                        (In thousands, except per
                                                              share amounts)

                                                         Nine Months Ended Sept 30

                                                           1996           1995
                                                           ----           ----
Net earnings available to common stockholders                $6,827       $6,865
                                                             ======       ======
Primary

    Average number of shares oustanding                       6,532        6,520

    Add:  Dilutive effect of stock options based
          upon treasury stock method                            109          170
                                                             ------       ------

          Total                                               6,641        6,690
                                                             ------       ------

          Per share amount                                   $ 1.03       $ 1.03
                                                             ======       ======

Fully diluted

    Average number of shares outstanding                      6,532        6,520

    Add:  Dilutive effect of stock options based
          upon treasury stock method                            104          170
                                                             ------       ------
          Total                                               6,636        6,690
                                                             ======       ======

          Per share amount                                   $ 1.03       $ 1.03
                                                             ======       ======





    Note:  This calculation is required by Regulation S-K, Item 601, and is filed as an exhibit under Item 6(b) of Form 10-Q.